Exhibit (a)(1)(e)

NOTICE OF GUARANTEED DELIVERY

IN CONNECTION WITH

OFFER TO EXERCISE

WARRANTS TO PURCHASE ORDINARY SHARES

OF

METEN EDTECHX EDUCATION GROUP LTD.

This Notice of Guaranteed Delivery is provided by Meten EdtechX Education Group Ltd., a Cayman Islands exempted company (the “Company”), in connection with the Offer to Exercise Warrants to Purchase Ordinary Shares of Meten EdtechX Education Group Ltd., dated December 7, 2020, as may be amended or supplemented (the “Offer to Exercise”). The Company is providing the holders of the Warrants the opportunity to exercise their warrants at a temporarily reduced exercise price of $1.40 per Ordinary Share, upon the terms set forth in the enclosed Offer to Exercise. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Offer to Exercise.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to participate in and exercise Warrants pursuant to the Offer to Exercise, if (1) Warrants are not immediately available or Warrant holders cannot deliver Warrants to Continental Stock Transfer & Trust Company (the “Depositary Agent”) prior to the Expiration Date (as defined below); or (2) time will not permit all required documents, including the Warrants, a properly completed and duly executed Election to Participate and Exercise Warrants, and any other required documents, to reach the Depositary Agent prior to 11:59 p.m., Eastern Time, on January 5, 2021 (as it may be extended, the “Expiration Date”).

The Depositary Agent may be reached at:

Continental Stock Transfer& Trust Company
1 State Street 30th Floor
New York, NY 10004-1561
Attention: Reorganization Department
Telephone: (917) 262-2378
Facsimile: (212) 616-7610

This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered by hand, mail, or overnight courier to the Depositary Agent, as described in “Description of the Offer to Exercise — Section 8. Procedure for Participating in Offer to Exercise and Exercising Warrants” of the Offer to Exercise. The method of delivery of all required documents is at your option and risk. If delivery is by mail, it is recommended that you use registered mail with return receipt requested (properly insured).

For this Notice of Guaranteed Delivery to be validly delivered, it must be received by the Depositary Agent at the above address on or prior to the Expiration Date. You must also deliver payment to the Depositary Agent on or prior to the Expiration Date in the amount equal to $1.40 per share multiplied by the number of Warrants to be exercised.

DELIVERY OF THIS NOTICE TO AN ADDRESS OTHER THAN THE ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. DELIVERY TO THE COMPANY WILL NOT BE FORWARDED TO THE DEPOSITARY AGENT AND WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Election to Participate is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Election to Participate.

Ladies and Gentlemen:

The undersigned hereby elects to exercise the below described Warrants of the Company, pursuant to the Company’s Offer to Exercise and the related Election to Participate and Exercise Warrants (the receipt of which are hereby acknowledged), at a temporarily reduced exercise price of $1.40 per Ordinary Share, in accordance with the guaranteed delivery procedure described in “Description of the Offer to Exercise — Section 8. Procedure for Participating in Offer to Exercise and Exercising Warrants” of the Offer to Exercise.

The undersigned understands that no withdrawal of a tender of Warrants may be made after the Expiration Date other than as set forth in the Offer to Exercise. The undersigned understands that for a withdrawal of a tender of Warrants to be effective, it must be made in accordance with the procedures set forth in “Description of the Offer to Exercise — Section 10. Withdrawal Rights” of the Offer to Exercise.

The undersigned understands that, in order to participate in the Offer to Exercise and exercise Warrants to receive the number of Ordinary Shares issuable therefor at the temporarily reduced exercise price of $1.40 per share, the undersigned must deliver, or instruct a broker or other nominee to deliver, within two Nasdaq trading days after the execution hereof, all of the applicable Acceptance and Exercise Deliveries to the Depositary Agent as follows:

(i)     if the Warrants are held electronically in “street name” through a broker or other nominee:

a.      an Agent’s Message with respect to a book-entry transfer of your Warrants; and

b.      a book-entry confirmation of the transfer of the Warrants into the Depositary Agent’s account; or

(ii)    if the undersigned is the holder of record of Warrants:

a.      a signed copy of the Election to Participate and Exercise Warrants; and

b.      a book-entry confirmation of the transfer of the Warrants into the Depositary Agent’s account; and

(iii)   any other documents required by the Election to Participate and Exercise Warrants.

The undersigned further understands that payment must be delivered to the Depositary on or prior to the Expiration Date in the amount equal to $1.40 per share multiplied by the number of Warrants to be exercised, unless the undersigned in exercising Placement Warrants on a cashless basis.

If Placement Warrants are exercised on a cashless basis, the “date of exercise” for purpose of the calculation of “Fair Market Value” as described in Section 3.3.1 of the Warrant Agreement shall be the date the Acceptance and Exercise Deliveries are received by the Depositary Agent.

Note that delivery of the Acceptance and Exercise Deliveries by a holder of Warrants shall be deemed a conditional exercise of such Warrants on and as of such delivery date – subject to the conditions set out in the Offer to Exercise and such holder’s withdrawal rights.

All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding on the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

Please list the Warrants the undersigned elects to exchange.

Warrant Certificate Number(s) and/or Book-Entry Account Number(s) (as applicable)	Number of Warrants Represented by Warrant Certificate and/or Book-Entry Account Number listed in the previous column	Number of Warrants Being Exercised
1) _________________________	_________________________	_________________________
2) _________________________	_________________________	_________________________
3) _________________________	_________________________	_________________________
4) _________________________	_________________________	_________________________
5) _________________________	_________________________	_________________________
	Total Number of Warrants Being Exercised	_________________________

[SIGNATURES BEGIN ON NEXT PAGE]

SIGNATURES

Signature of Warrant Holder(s)	Date

Name(s) of Warrant Holder(s)
Address: (include city, state, zip code):	Telephone: _____________

If Warrants will be tendered by book-entry transfer:

Name of Tendering Institution

Principal Account Number

This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Warrants exactly as its (their) name(s) appear(s) on certificates for Warrants or on a security position listing as the owner of Warrants, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

Name(s)/Titles(s)/Signature(s) of Registered Holders (Please Print)

By:	By:
Name:	Name:
Title:	Title:
Address:	Address:

GUARANTEE OF DELIVERY
(MUST BE COMPLETED; NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a bank, broker dealer, credit union, savings association, or other entity that is a member in good standing of the Securities Transfer Agents Medallion Signature Guarantee Program or a bank, broker, dealer, credit union, savings association, or other entity which is an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an “Eligible Institution”), guarantees delivery to the Depositary Agent of the Warrants tendered, in proper form for transfer (or confirmation of book-entry transfer of the Warrants into the Depositary Agent’s account at the DTC facility), together with a properly completed and duly executed Election(s) to Participate and Exercise Warrants, and any other required documents, all within two (2) Nasdaq trading days after the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary Agent and must deliver the Election to Participate and certificates for Warrants to the Depositary Agent (or confirmation of the book-entry transfer of the Warrants into the Depositary Agent’s account at the DTC), within the time set forth above. The undersigned acknowledges that failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm

Authorized Signature

Name (Please Print)

Title

Address

City, State, Zip Code

Telephone Number

Date

NOTE: DO NOT SEND WARRANTS WITH THIS FORM. WARRANTS (OR CONFIRMATION OF BOOK-ENTRY TRANSFER) SHOULD BE SENT WITH THE ELECTION TO EXERCISE TO THE DEPOSITARY AGENT.